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                                                                Exhibit 10.19(b)


         FIRST AMENDMENT made the 1st day of May, 2001 to the Employment Agreement dated as of December 15, 2000 (the "Employment Agreement") by and between U.S. Industries, Inc., a Delaware Corporation ("USI") and Francisco V. Punal ("Executive").

                                   WITNESSETH:

         WHEREAS, USI and Executive have previously entered into the Employment Agreement; and

         WHEREAS, Executive has requested, and USI has agreed, to amend the Employment Agreement effective May 1, 2001 (the "Effective Date").

         NOW, THEREFORE, effective on the Effective Date, the parties hereto agree as follows:

         1. Section 7(c) of the Restated Employment Agreement is hereby amended by the addition of the following at the end thereof:

         "Notwithstanding the ninety (90) day period described in the first sentence hereof, the Executive shall have until September 15, 2001 to give written notice of Executive's termination for Good Reason for any Good Reason event which occurred prior to the Effective Date."

         2. The Employment Agreement, as amended herein, shall remain in full force and effect.

         IN WITNESS WHEREOF, USI has caused this Amendment to be executed by its duly authorized officer and the Executive has hereunto set his hand as of the date first above written.

                                       U.S. INDUSTRIES, INC.


                                       By: /s/ Dorothy E. Sander
                                           -------------------------------------
                                           Name: Dorothy E. Sander
                                                 Senior Vice President
/s/ Francisco V. Punal
---------------------------------
Francisco V. Punal
("Executive")